UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Decarie, Suite 200 Montreal, Quebec, Canada	H4P 2N2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

194 Hermosa Cirle
Durango, Colorado 81301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective February 10, 2010, certain selling shareholders entered into common stock purchase agreements (collectively, the “Purchase Agreements”) with Tony Khoury (“Khoury”) for the purchase of an aggregate 1,040,00 shares of common stock of Kurrant Mobile Catering Inc., a Colorado corporation (the “Company”). In accordance with the terms and provisions of the Purchase Agreements, Spyglass Investment Partnership (“Spyglass”), as holder of that certain promissory note dated March 1, 2009 in the principal amount of $250,000 between the Corporation and Spyglass (the “Promissory Note”), assigned a portion of the Promissory Note in the amount of $27,650.00 to Dimitrios Liakopoulos (“Liakopoulos”). The Promissory Note provides for conversion at $0.001 per share of common stock of the Company. The assignment of the Promissory Note in the amount of $27,650.00 by Spyglass to Liakopoulos was evidenced in that certain promissory note purchase agreement and assignment dated February 10, 2010 between Spyglass and Liakopoulos (the “Promissory Note Purchase Agreement”). Subsequently, Liakopoulos entered into those certain assignments dated May 7, 2010 (collectively, the “Assignments”), with those certain assignees (collectively, the “Assignees”), pursuant to which Liakopoulos assigned a proportion interest of his right, itite and interest in and to the Promissory Note to the Assiggnees.

Issuance of Shares

On June 1, 2010, the Board of Directors of the Company acknowledged the Promissory Note, the Promissory Note Purchase Agreement and the Assignments and receipt of those certain conversion notices dated May 7, 2010 from the Assignees (collectively, the “Conversion Notices”). Simultaneously, the Board of Directors of the Company authorized the settlement of the $27,650.00 by issuing to the Assignees an aggregate of 27,650,000 shares of its common stock at the rate of $0.001 per share as full and complete satisfaction of the debt.

The 27,650,000 shares of common stock were issued to a approximately thirteen non-United States investors in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Assignees acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 119,054,254 shares of common stock issued and outstanding.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 119,054,254 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Tony Khoury 8600 Decarie, Suite 200 Montreal, Quebec Canada H4P 2N2	1,040,000	Nil
Pierre Turgeon 5310, 15e Avenue Apartment 303 Montreal, Quebec Canada H1X 3G2	90,000,000	75.60%
Francois Turgeon 27 rue Bagg Montreal, Quebec Canada H2W 1J9	-0-	0%
Peter George 555 Montrose Unit 21 Beaconsfield, Quebec Canada H9W 6B4	-0-	0%
All executive officers and directors as a group (4 person)	91,040,000	75.64%
Beneficial Shareholders Greater than 10%
None

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 119,054,254,shares issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.
DATE: June 7, 2010	/s/ Tony Khoury _________________________________ Name: Tony Khoury Title: President/Chief Executive Officer

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